The information in this preliminary pricing supplement is not complete and may be changed.


Preliminary Pricing Supplement     SUBJECT TO COMPLETION      As Amended
                                                          September 11, 2008


Pricing Supplement dated September _, 2008
(To the Prospectus dated January 5,2007; Prospectus
Supplement dated February 28, 2007; and Product Prospectus
Supplement dated February 28, 2008)

================================================================================

[RBC LOGO]                                       $
                                  Reverse Convertible Notes, each
                  Linked to the Common Stock of a Single Reference Stock Issuer
                              Senior Global Medium-Term Notes, Series C

================================================================================

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus January 5, 2007, the product prospectus supplement dated February 28, 2008 and the prospectus supplement dated February 28, 2007.

General:                      This pricing supplement relates to thirty-nine
                              (39) separate Reverse Convertible Notes
                              ("RevCons") offerings. Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered hereby are collectively referred to as the "Notes". Some of the Notes have a duration of three months ("Three Month Notes"), some of six months ("Six Month Notes"), and some of twelve months ("Twelve Month Notes").The duration for each Note is indicated below. If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:                       Royal Bank of Canada ("Royal Bank")

Issue:                        Senior Medium-Term Notes, Series C

Pricing Date:                 September 25, 2008

Issuance Date:                September 30, 2008

Denominations:                Minimum denomination of $1,000, and integral
                              multiples of $1,000 thereafter.

Deposit Currency              U.S. Dollars

Coupon Payment:               Each coupon will be paid in equal monthly
                              payments. (30/360)

    Coupon Payment Date(s):   The coupon will be paid on the last business day
                              of each month, unless that day is not a busimess day, in which case the coupon payment date will be the first preceding day thst is a business day.
                              The final coupon will be paid on the Maturity
                              Date.


Three Month Notes:

             Valuation Date:  December 26, 2008

              Maturity Date:  December 31, 2008


Six Month Notes:

             Valuation Date:  March 26, 2009

              Maturity Date:  March 31, 2009


Twelve Month Notes:

             Valuation Date:  September 25, 2009

              Maturity Date:  September 30, 2009

Reference Stock:

  No.  Principal Amount     Reference Stock                    Ticker          Coupon    Strike  Barrier     Term        CUSIP
  ---  ----------------     ---------------                    ------          ------    ------  -------     ----        -----
                                                                                Rate     Price    Price
                                                                                ----     -----    -----
  947        $              Apple Inc.                          AAPL           10.75%    $[ ]     75.00%    3 month     78008GPN6

  948        $              Apple Inc.                          AAPL           16.25%    $[ ]     80.00%    3 month     78008GPP1

  949        $              Caterpillar Inc.                    CAT            11.00%    $[ ]     85.00%    3 month     78008GPQ9

  950        $              Diamond Offshore Drilling, Inc.     DO             10.55%    $[ ]     75.00%    3 month     78008GPR7

  951        $              First Solar, Inc.                   FSLR           20.25%    $[ ]     70.00%    3 month     78008GPS5

  952        $              Goldcorp, Inc.                      GG             11.75%    $[ ]     70.00%    3 month     78008GPT3

  953        $              General Motors Corporation          GM             22.25%    $[ ]     65.00%    3 month     78008GPU0

  954        $              Southwest Airlines Co.              LUV             9.75%    $[ ]     75.00%    3 month     78008GPV8

  955        $              The Mosaic Company                  MOS            21.15%    $[ ]     70.00%    3 month     78008GPW6

  956        $              Petroleo Brasileiro S.A.            PBR            13.00%    $[ ]     80.00%    3 month     78008GPX4

  957        $              Research In Motion Limited          RIMM           23.50%    $[ ]     75.00%    3 month     78008GPY2

  958        $              Companhia Vale do Rio Doce          RIO            13.25%    $[ ]     75.00%    3 month     78008GPZ9

  959        $              Gibraltar Industries Inc            ROCK           24.25%    $[ ]     70.00%    3 month     78008GQA3

  960        $              Wells Fargo & Company               WFC            20.25%    $[ ]     75.00%    3 month     78008GQB1

  961        $              Alcoa Inc.                          AA             14.75%    $[ ]     75.00%    6 month     78008GQC9

  962        $              Apple Inc.                          AAPL           14.50%    $[ ]     75.00%    6 month     78008GQD7

  963        $              Apache Corporation                  APA            12.50%    $[ ]     70.00%    6 month     78008GQE5

  964        $              The Boeing Company                  BA             13.25%    $[ ]     80.00%    6 month     78008GQF2

  965        $              Evergreen Solar, Inc.               ESLR           20.50%    $[ ]     60.00%    6 month     78008GQG0

  966        $              First Solar, Inc.                   FSLR           17.60%    $[ ]     60.00%    6 month     78008GQH8

  967        $              The Goldman Sachs Group, Inc.       GS             15.80%    $[ ]     75.00%    6 month     78008GQJ4

  968        $              Halliburton Company                 HAL             9.00%    $[ ]     75.00%    6 month     78008GQK1

  969        $              Huntsman Corporation                HUN            23.50%    $[ ]     60.00%    6 month     78008GQL9

  970        $              Intel Corporation                   INTC           13.50%    $[ ]     80.00%    6 month     78008GQM7

  971        $              JPMorgan Chase & Co.                JPM            14.25%    $[ ]     65.00%    6 month     78008GQN5

  972        $              Noble Corporation                   NE             14.25%    $[ ]     75.00%    6 month     78008GQP0

  973        $              Petroleo Brasileiro S.A.            PBR            13.50%    $[ ]     75.00%    6 month     78008GQQ8

  974        $              Research In Motion Limited          RIMM           18.55%    $[ ]     70.00%    6 month     78008GQR6

  975        $              Companhia Vale do Rio Doce          RIO            16.25%    $[ ]     75.00%    6 month     78008GQS4

  976        $              Suncor Energy, Inc.                 SU             13.50%    $[ ]     70.00%    6 month     78008GQT2

  977        $              Target Corporation                  TGT            11.60%    $[ ]     70.00%    6 month     78008GQU9

  978        $              Wells Fargo & Company               WFC            13.75%    $[ ]     60.00%    6 month     78008GQV7

  979        $              American Express Company            AXP            11.75%    $[ ]     65.00%   12 month     78008GQW5

  980        $              Bank of America Corporation         BAC            15.15%    $[ ]     60.00%   12 month     78008GQX3

  981        $              Peabody Energy Corporation          BTU            14.25%    $[ ]     60.00%   12 month     78008GQY1

  982        $              Chesapeake Energy Corporation       CHK            11.00%    $[ ]     60.00%   12 month     78008GQZ8

  983        $              Garmin Ltd.                         GRMN           16.75%    $[ ]     60.00%   12 month     78008GRA2

  984        $              JPMorgan Chase & Co.                JPM            13.50%    $[ ]     70.00%   12 month     78008GRB0

  985        $              Microsoft Corporation               MSFT            8.25%    $[ ]     80.00%   12 month     78008GRC8

Term:                         As set forth above

Initial Share Price:          The price of the Reference Stock on the Pricing
                              Date.

Final Share Price:            The price of the Reference Stock on the Valuation
                              Date.

Payment at Maturity (if held  For each $1,000 principal amount of the Notes, the
to maturity):                 investor will receive $1,000 plus any accrued and
                              unpaid interest at maturity unless:

                              (i)  the Final Stock Price is less than the
                                   Initial Stock Price; and

                              (ii) (a) for notes subject to Intra-Day
                                   Monitoring, at any time during the Monitoring Period, the trading price of the Reference Stock is less than the Barrier Price, or

                                   (b) for notes subject to Close of Trading Day Monitoring, on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

                              If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                              Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:            From and excluding the Pricing Date to and
                              including the Valuation Date

Monitoring Method:            Close of Trading Day

Physical Delivery Amount:     For each $1,000 principal amount, a number of
                              shares of the Reference Stock equal to the principal amount divided by the Initial Share
                              Price. If this number is not a round number then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary Market:             RBC Capital Markets Corporation (or one of its
                              affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:            The Bank of New York

Listing:                      None

Settlement:                   DTC global notes

Terms Incorporated In the     All of the terms appearing above the item
Master Note                   captioned "Secondary Market" on the cover page of
                              this pricing supplement and the terms appearing under the caption "Specific Terms of the Reverse
                              Convertible Notes" in the product supplement with respect to reverse convertible notes dated
                              February 28, 2008.

Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated February 28, 2008 and "Selected Risk Considerations" in this pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The price to purchasers of three (3) month notes who maintain accounts with participating dealers in which only asset-based fees are charged is __% and the concession paid to such dealers is__%. The price to purchasers of six (6) month notes who maintain accounts with participating dealers in which only asset-based fees are charged is __% and the concession paid to such dealers is __%. The price to purchasers of twelve (12) month notes who maintain accounts with participating dealers in which only asset-based fees are charged is __% and the concession paid to such dealers is __%. The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you will experience an immediate and substantial decline in the value of your notes on the issue date.

The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.



                                                                                           Proceeds to Royal Bank of
                                    Price to Public              Agent's Commission                 Canada
                                    ---------------              ------------------                 ------
RevCon#                                   100%



                         RBC Capital Markets Corporation
                                September _, 2008

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.



                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated February 28, 2008, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated February 28, 2008, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated February 28, 2008:
     http://sec.gov/Archives/edgar/data/1000275/000121465908000498/
     f22780424b5.txt

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.



Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note. The examples are hypothetical, and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The table below illustrates the payment at maturity assuming an initial investment of $1,000 if the Final Share Price (as a percentage of the Initial Share Price) were any of the hypothetical prices shown in the left column. We have assumed a Barrier Price of 80%. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price of the Reference Stock does not close below the Barrier Price on any day during the Monitoring Period. The third column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price does close below the Barrier Price on any day during the Monitoring Period. The fourth column shows the hypothetical Physical Delivery Amount assuming an Initial Share Price of $100 (as a number of shares of the Reference

Stock). The fifth column shows the hypothetical Cash Delivery Amount (as a percentage of the Initial Share Price), should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

The prices in the left column represent hypothetical Final Share Prices and are expressed as percentages of the Initial Share Price. The amounts in the second and third columns represent the hypothetical payments at maturity, based on the corresponding hypothetical Final Share Prices.



                                   If the closing          If the closing
                                market price of the      market price of the
                                  Reference Stock          Reference Stock
                                does not fall below        fall below the
                                the Barrier Price on      Barrier Price on
                                 any day during the       any day during the     Hypothetical
                                 Monitoring Period:       Monitoring Period:       Physical
                                                                                   Delivery        Hypothetical
                                    Hypothetical            Hypothetical           Amount as       Cash Delivery
      Hypothetical Final             Payment at              Payment at            Number of         Amount as
  Share Price as Percentage          Maturity as             Maturity as         Shares of the     Percentage of
              of                    Percentage of           Percentage of          Reference         Principal
     Initial Share Price           Principal Amount        Principal Amount          Stock             Amount
     -------------------           ----------------        ----------------          -----             ------
            200.00%                     100.00%                100.00%                n/a               n/a

            175.00%                     100.00%                100.00%                n/a               n/a

            150.00%                     100.00%                100.00%                n/a               n/a

            125.00%                     100.00%                100.00%                n/a               n/a

            100.00%                     100.00%                100.00%                n/a               n/a

             95.00%                     100.00%            Physical or Cash            10             95.00%
                                                           Delivery Amount

             90.00%                     100.00%            Physical or Cash            10             90.00%
                                                           Delivery Amount

             85.00%                     100.00%            Physical or Cash            10             85.00%
                                                           Delivery Amount

             80.00%                     100.00%            Physical or Cash            10             80.00%
                                                           Delivery Amount

             79.50%                       n/a              Physical or Cash            10             79.50%
                                                           Delivery Amount

             50.00%                       n/a              Physical or Cash            10             50.00%
                                                           Delivery Amount

             25.00%                       n/a              Physical or Cash            10             25.00%
                                                           Delivery Amount

              0.00%                       n/a              Physical or Cash            10              0.00%
                                                           Delivery Amount



The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk

Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated February 28, 2008.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated February 28, 2008.



Selected Purchase Considerations

o Market Disruption Events and Adjustments --The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated February 28, 2008. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated February 28, 2008.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

o    Certain U.S. Federal Income Tax Considerations:

     o RevCon 78008GPN6 (AAPL): [ ]% of each stated interest payment (10.75% in total) will be treated as an interest payment and []% of each stated interest payment (10.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GPP1 (AAPL): [ ]% of each stated interest payment (16.25% in total) will be treated as an interest payment and []% of each stated interest payment (16.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GPQ9 (CAT): [ ]% of each stated interest payment (11.00% in total) will be treated as an interest payment and []% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GPR7 (DO): [ ]% of each stated interest payment (10.55% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.55% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GPS5 (FSLR): [ ]% of each stated interest payment (20.25% in total) will be treated as an interest payment and []% of each stated interest payment (20.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GPT3 (GG): [ ]% of each stated interest payment (11.75% in total) will be treated as an interest payment and []% of each stated interest payment (11.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GPU0 (GM): [ ]% of each stated interest payment (22.25% in total) will be treated as an interest payment and []% of each stated interest payment (22.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GPV8 (LUV): [ ]% of each stated interest payment (9.75% in total) will be treated as an interest payment and []% of each stated interest payment (9.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GPW6 (MOS): [ ]% of each stated interest payment (21.15% in total) will be treated as an interest payment and [ ]% of each stated interest payment (21.15% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GPX4 (PBR): [ ]% of each stated interest payment (13.00% in total) will be treated as an interest payment and []% of each stated interest payment (13.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GPY2 (RIMM): [ ]% of each stated interest payment (23.50% in total) will be treated as an interest payment and []% of each stated interest payment (23.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GPZ9 (RIO): [ ]% of each stated interest payment (13.25% in total) will be treated as an interest payment and []% of each stated interest payment (13.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GQA3 (ROCK): [ ]% of each stated interest payment (24.25% in total) will be treated as an interest payment and []% of each stated interest payment (24.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GQB1 (WFC): [ ]% of each stated interest payment (20.25% in total) will be treated as an interest payment and []% of each stated interest payment (20.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GQC9 (AA): [ ]% of each stated interest payment (14.75% in total) will be treated as an interest payment and []% of each stated interest payment (14.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GQD7 (AAPL): [ ]% of each stated interest payment (14.50% in total) will be treated as an interest payment and []% of each stated interest payment (14.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GQE5 (APA): [ ]% of each stated interest payment (12.50% in total) will be treated as an interest payment and []% of each stated interest payment (12.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GQF2 (BA): [ ]% of each stated interest payment (13.25% in total) will be treated as an interest payment and []% of each stated interest payment (13.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GQG0 (ESLR): [ ]% of each stated interest payment (20.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (20.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.


     o RevCon 78008GQH8 (FSLR): [ ]% of each stated interest payment (17.60% in total) will be treated as an interest payment and [ ]% of each stated interest payment (17.60% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GQJ4 (GS): [ ]% of each stated interest payment (15.80% in total) will be treated as an interest payment and [ ]% of each stated interest payment (15.80% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GQK1 (HAL): [ ]% of each stated interest payment (9.00% in total) will be treated as an interest payment and []% of each stated interest payment (9.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GQL9 (HUN): [ ]% of each stated interest payment (23.50% in total) will be treated as an interest payment and []% of each stated interest payment (23.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GQM7 (INTC): [ ]% of each stated interest payment (13.50% in total) will be treated as an interest payment and []% of each stated interest payment (13.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GQN5 (JPM): [ ]% of each stated interest payment (14.25% in total) will be treated as an interest payment and []% of each stated interest payment (14.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GQP0 (NE): [ ]% of each stated interest payment (14.25% in total) will be treated as an interest payment and []% of each stated interest payment (14.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GQQ8 (PBR): [ ]% of each stated interest payment (13.50% in total) will be treated as an interest payment and []% of each stated interest payment (13.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GQR6 (RIMM): [ ]% of each stated interest payment (18.55% in total) will be treated as an interest payment and [ ]% of each stated interest payment (18.55% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GQS4 (RIO): [ ]% of each stated interest payment (16.25% in total) will be treated as an interest payment and []% of each stated interest payment (16.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GQT2 (SU): [ ]% of each stated interest payment (13.50% in total) will be treated as an interest payment and []% of each stated interest payment (13.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GQU9 (TGT): [ ]% of each stated interest payment (11.60% in total) will be treated as an interest payment and []% of each stated interest payment (11.60% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GQV7 (WFC): [ ]% of each stated interest payment (13.75% in total) will be treated as an interest payment and []% of each stated interest payment (13.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GQW5 (AXP): [ ]% of each stated interest payment (11.75% in total) will be treated as an interest payment and []% of each stated interest payment (11.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GQX3 (BAC): [ ]% of each stated interest payment (15.15% in total) will be treated as an interest payment and []% of each stated interest payment (15.15% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GQY1 (BTU): [ ]% of each stated interest payment (14.25% in total) will be treated as an interest payment and []% of each stated interest payment (14.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GQZ8 (CHK): [ ]% of each stated interest payment (11.00% in total) will be treated as an interest payment and []% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GRA2 (GRMN): [ ]% of each stated interest payment (16.75% in total) will be treated as an interest payment and []% of each stated interest payment (16.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GRB0 (JPM): [ ]% of each stated interest payment (13.50% in total) will be treated as an interest payment and []% of each stated interest payment (13.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GRC8 (MSFT): [ ]% of each stated interest payment (8.25% in total) will be treated as an interest payment and []% of each stated interest payment (8.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.



     For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated February 28, 2008.



Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated February 28, 2008. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated February 28, 2008, you should consider the following:

o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

o The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Royal Bank's Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity -- The price at which you purchase of the notes includes a selling concession (including a broker's commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.



Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the

Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o Alcoa Inc. (Alcoa) is engaged in the production and management of primary aluminum, fabricated aluminum, and alumina combined, through its active and growing participation in all aspects of the industry, including technology, mining, refining, smelting, fabricating, and recycling. Alcoa's products are used worldwide in aircraft, automobiles, commercial transportation, packaging, consumer products, building and construction, and industrial applications. Alcoa is a global company operating in 44 countries. In addition, Alcoa has investments and activities in Australia, Brazil, China, Iceland, Jamaica, Guinea, and Russia. Alcoa's operations consist of six worldwide segments: Alumina; Primary Metals; Flat-Rolled Products; Extruded and End Products; Engineered Solutions, and Packaging and Consumer. The Alumina segment primarily consists of a series of affiliated operating entities referred to as Alcoa World Alumina and Chemicals (AWAC).

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03610

     o Apple Inc. designs, manufactures, and markets personal computers, portable digital music players, and mobile communication devices and sells a variety of related software, services, peripherals, and networking solutions. The Company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers. In addition, the Company sells a variety of third-party Macintosh (Mac), iPod and iPhone compatible products, including application software, printers, storage devices, speakers, headphones, and various other accessories and peripherals through its online and retail stores. The Company sells to education, consumer, creative professional, business and government customers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-10030

     o Apache Corporation is an independent energy company that explores for, develops and produces natural gas, crude oil and natural gas liquids. In North America, the Company's exploration and production interests are focused in the Gulf of Mexico, the Gulf Coast, East Texas, the Permian Basin, the Anadarko Basin and the Western Sedimentary Basin of Canada. Outside of North America, the Company has exploration and production interests onshore Egypt, offshore Western Australia, offshore the United Kingdom in the North Sea (North Sea), and onshore Argentina. It operates in six countries: the United States (Gulf Coast and Central regions), Canada, Egypt, Australia, offshore the United Kingdom in the North Sea and Argentina. The Company also holds interests in many of its United States, Canadian and other international properties through subsidiaries, including Apache Canada Ltd., DEK Energy Company (DEKALB), Apache Energy Limited (AEL), Apache North America, Inc. and Apache Overseas, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-04300

     o American Express Company (American Express) is a global payments and travel company. The Company's principal products and services are charge and credit payment card products, and travel-related services offered to consumers and businesses around the world. During the year ended December 31, 2007, the Company realigned its reportable operating segments into two: the Global Consumer Group and the Global Business-to-Business Group. Accordingly, U.S. Card Services and International Card Services were aligned within the Global Consumer Group, and Global Commercial Services (GCS) and Global Network & Merchant Services (GNMS) were aligned within the Global

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          Business-to-Business Group. In February 2008, the Company announced that it has completed the sale of its international banking subsidiary, American Express Bank Ltd. (AEB), to Standard Chartered PLC.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07657

     o The Boeing Company (Boeing) is involved in the design, development, manufacture, sale and support of commercial jetliners, military aircraft, satellites, missile defense, human space flight, and launch systems and services. The Company operates in five principal segments:
          Commercial Airplanes, Precision Engagement and Mobility Systems (PE&MS), Network and Space Systems (N&SS), Support Systems and Boeing Capital Corporation (BCC). PE&MS, N&SS and Support Systems comprise the Company's Integrated Defense Systems (IDS) business. The Other segment classification principally includes the activities of Engineering, Operations and Technology, an advanced research and development organization focused on technologies, processes and the creation of new products. On July 8, 2007, Boeing unveiled its lightweight, carbon-composite 787 Dreamliner.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00442

     o Bank of America Corporation is a bank holding company. Through its banking subsidiaries (the Banks) and various non-banking subsidiaries throughout the United States and in selected international markets, Bank of America provides a diversified range of banking and non-banking financial services and products through three business segments: Global Consumer and Small Business Banking, Global Corporate and Investment Banking, and Global Wealth and Investment Management. The Company operates in 32 states, the District of Columbia and 30 foreign countries. In the United States, it serves 59 million consumer and small business relationships with 6,100 retail banking offices, 18,500 automated teller machines (ATMs) and 24 million active online users. It offers services in 13 states. In October 2007, it acquired ABN AMRO North America Holding Company. In July 2007, it acquired U.S. Trust Corporation. In July 2008, Bank of America acquired Countrywide Financial Corp.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06523

     o Peabody Energy Corporation (Peabody) is a coal company. During the year ended December 31, 2007, the Company sold 237.8 million tons of coal. It sells coal to over 340 electricity generating and industrial plants in 19 countries. At December 31, 2007, the Company had 9.3 billion tons of proven and probable coal reserves. The Company owns majority interests in 31 coal operations located throughout all the United States coal producing regions and in Australia. In addition, it owns a minority interest in one Venezuelan mine, through a joint venture arrangement. Most of the production in the western United States is low-sulfur coal from the Powder River Basin. Peabody owns and operates six mines in Queensland, Australia, and five mines in New South Wales, Australia. During 2007, the Company generated 89% of its production from non-union mines. On October 31, 2007, Peabody spun-off portions of its Eastern United States Mining operations business segment to form Patriot Coal Corporation.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16463

     o    Caterpillar Inc. operates in three principal lines of business:
          Machinery, Engines and Financial Products. Machinery deals with the design, manufacture, marketing and sales of construction, mining and forestry machinery. Engines business deals with the design, manufacture, marketing and sales of engines. Financial Products, consists primarily of Caterpillar Financial Services Corporation, Caterpillar Insurance Holdings, Inc., Caterpillar Power Ventures Corporation and their respective subsidiaries. In April 2007, the Company acquired Eurenov S.A.S. In November 2007, it announced the acquisition of the assets of the Blount Forestry Division and assumed product design, development and manufacturing responsibilities. In April 2008, Satyam Computer Services Limited acquired Caterpillar's market research and customer analytics operations.

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               o    Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00768

     o Chesapeake Energy Corporation is a producer of natural gas in the United States (first among independents). It owns interests in approximately 38,500 producing oil and natural gas wells that are producing approximately 2.2 billion cubic feet equivalent (bcfe), per day, 92% of which is natural gas. Its operations are located in the Mid-Continent region, which includes Oklahoma, Arkansas, southwestern Kansas and the Texas Panhandle; the Forth Worth Basin in north-central Texas; the Appalachian Basin, principally in West Virginia, eastern Kentucky, eastern Ohio and southern New York; the Permian and Delaware Basins of West Texas and eastern New Mexico; the Ark-La-Tex area of East Texas and northern Louisiana, and the South Texas and Texas Gulf Coast regions. In August 2008, Chesapeake announced that it has closed the sale of its Arkoma Basin Woodford Shale assets to BP America Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13726

     o Diamond Offshore Drilling, Inc. (Diamond Offshore) provides contract drilling services to the energy industry worldwide and is also engaged in deepwater drilling with a fleet of 44 offshore drilling rigs. The Company's fleet consists of 30 semisubmersibles, 13 jack-ups and one drillship. The Company offers a range of services worldwide in various markets, including the deep water, harsh environment, conventional semisubmersible and jack-up markets. The Company provides offshore drilling services to a customer base that includes independent oil and gas companies and government-owned oil companies.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13926

     o Evergreen Solar, Inc. develops, manufactures and markets solar power products enabled by its String Ribbon technology. The Company's revenues are primarily derived from the sale of solar modules, which are assemblies of photovoltaic cells that have been electrically interconnected and laminated in a physically durable and weather-tight package. The Company sells its products using distributors, systems integrators and other value-added resellers, who often add value through system design by incorporating its modules with electronics, structures and wiring systems. Its products are sold primarily in the United States, Germany and Korea. Evergreen Solar, Inc. manufactures and markets solar power products, including solar cells, panels and systems. It markets and sells all solar panels manufactured by EverQ under the Evergreen Solar brand, as well as manages customer relationships and contracts.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-31687

     o First Solar, Inc. designs and manufactures solar modules using a thin film semiconductor technology. Its solar modules employ a thin layer of cadmium telluride semiconductor material to convert sunlight into electricity. It has long-term solar module supply contracts (the Long Term Supply Contracts) with 12 European project developers and system integrators. Its customers develops, owns and operates solar power plants or sells turnkey solar power plants to end-users that include owners of land, owners of agricultural buildings, owners of commercial warehouses, offices and industrial buildings, public agencies, municipal government authorities, utility companies, and financial investors that desire to own large scale solar power plant projects.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-33156

     o Goldcorp Inc. (Goldcorp) is a gold producer engaged in gold mining and related activities, including exploration, extraction, processing and reclamation. The Company's assets are comprised of the Red Lake, Porcupine and Musselwhite gold mines in Canada, the Alumbrera gold/copper mine (37.5% interest) in Argentina, the El Sauzal gold mine and Luismin gold/silver mines in Mexico, the Marlin gold/silver mine in Guatemala, the San Martin gold mine in Honduras, the Marigold gold mine (67% interest) and the Wharf gold mine in the United States.

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          On July 24, 2007, Goldcorp sold 25% of the silver produced from its
          Penasquito project to Silver Wheaton for the life of mine. On January 31, 2007, Goldcorp completed the sale of the San Martin mine in Mexico to Starcore International Ventures Ltd. (Starcore).

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12970

     o General Motors Corporation (GM) is engaged in the worldwide development, production and marketing of cars, trucks and parts. The Company develops, manufactures and markets vehicles worldwide through its four automotive regions: GM North America (GMNA), GM Europe (GME), GM Latin America/Africa/Mid-East (GMLAAM) and GM Asia Pacific (GMAP). Also, its finance and insurance operations are primarily conducted through GMAC LLC, the successor to General Motors Acceptance Corporation (GMAC LLC and General Motors Acceptance Corporation, or
          GMAC). GMAC was a wholly owned subsidiary until November 30, 2006, when GM sold a 51% controlling ownership interest in GMAC to a consortium of investors (GMAC Transaction). GMAC provides a range of financial services, including consumer vehicle financing, automotive dealership and other commercial financing, residential mortgage services, automobile service contracts, personal automobile insurance coverage and selected commercial insurance coverage.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00043

     o Garmin Limited (Garmin) is a global provider of navigation, communications and information devices, which are enabled by global positioning system (GPS) technology. Garmin designs, develops, manufactures and markets a family of hand-held, portable and fixed-mount GPS-enabled products and other navigation, communications and information products for the automotive/mobile, outdoor/fitness, marine and general aviation markets. The segments of the Company are Marine, Automotive/Mobile, Outdoor/Fitness, and Aviation. In May 2008, Garmin completed the acquisition of Formar Electronics N.V./S.A. In June 2008, Garmin acquired NavCor Oy, which will be renamed as Garmin Suomi Oy. In August 2008, Garmin announced that it has completed the acquisition of SatSignal- Equipamentos de Comunicacoes e de Navegacao, S.A., the distributor of Garmin's consumer products in Portugal. The Company will be renamed Garmin Portugal- Equipamentos de Comunicacao e Navegacao, S. A. and will continue its operations.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-31983

     o The Goldman Sachs Group, Inc. (Goldman Sachs) is a global investment banking, securities and investment management firm that provides a range of services worldwide to a client base that includes corporations, financial institutions, governments and high-net-worth individuals. Its activities are divided into three segments:
          Investment Banking, Trading and Principal Investments, and Asset Management and Securities Services. Investment Banking and Asset Management and Securities Services each represented 16% of net revenues during the fiscal year ended November 30, 2007 (fiscal 2007). Trading and Principal Investments represented 68% of net revenues in fiscal 2007. On December 11, 2007, Credit-Based Asset Servicing and Securitization LLC, a sub-prime mortgage investor, sold its Litton Loan Servicing business to Goldman Sachs. In June 2008, the Company's division, Goldman Sachs Urban Investment Group, and Cordova, Smart & Williams, LLC announced the acquisition of H2O Plus, LLC.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14965

     o Halliburton Company provides a variety of services and products to customers in the energy industry. The Company operates under two divisions: the Completion and Production segment, and the Drilling and Evaluation segment. It offers a suite of services and products to customers through its two business segments for the exploration, development, and production of oil and gas. Halliburton Company serves national and independent oil and gas companies throughout the world. In July 2007, the Company acquired the entire share capital of PSL Energy Services Limited (PSLES), an eastern hemisphere provider of process, pipeline, and well intervention services. PSLES has operational bases in the United Kingdom, Norway, the Middle East, Azerbaijan, Algeria and Asia Pacific. In January 2007, Halliburton Company acquired all intellectual property, current assets and existing business associated with Calgary-based Ultraline Services Corporation (Ultraline), a division of Savanna Energy Services Corp.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03492

     o Huntsman Corporation (Huntsman) is a manufacturer of differentiated chemical products and inorganic chemical products. The Company operates in four segments: Polyurethanes, Materials and Effects, Performance Products and Pigments. Its products are used in a range of applications, including those in the adhesives, aerospace, automotive, construction products, durable and non-durable consumer products, electronics, medical, packaging, paints and coatings, power generation, refining, synthetic fiber, textile chemicals and dye industries. The Company's products include methyl diphenyl diisocyanate (MDI), amines, surfactants, epoxy-based polymer formulations, textile chemicals, dyes, maleic anhydride and titanium dioxide. On November 5, 2007, the Company completed the sale of its United States base chemicals business to Flint Hills Resources, a wholly owned subsidiary of Koch. On August 1, 2007, it completed the sale of its North American polymers business assets to Flint Hills Resources.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32427

     o Intel Corporation is a semiconductor chip maker, developing advanced integrated digital technology products, primarily integrated circuits, for industries, such as computing and communications. The Company's products include chips, boards and other semiconductor products that are the building blocks integral to computers, servers, consumer electronics and handheld devices, and networking and communications products. Its primary component-level products include microprocessors, chipsets and flash memory. The Company offers products at various levels of integration, allowing its customers the capability to create advanced computing and communications systems and products. As of December 29, 2007, the Company's operating segments included the Digital Enterprise Group (DEG), Mobility Group, NAND Products Group, Flash Memory Group, Digital Home Group, Digital Health Group and Software Solutions Group.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-06217

     o JPMorgan Chase & Co. is a financial holding company. JPMorgan Chase's principal bank subsidiaries are JPMorgan Chase Bank, National Association, a national banking association with branches in 17 states, and Chase Bank USA, National Association, a national bank that is the Company's credit card issuing bank. JPMorgan Chase's principal non-banking subsidiary is J.P. Morgan Securities Inc., its United States investment banking firm. The bank and non-bank subsidiaries of JPMorgan Chase operate nationally, as well as through overseas branches and subsidiaries, representative offices and subsidiary foreign banks. In May 2007, the Company acquired Xign Corporation. The business will be known as JPMorgan Xign Corporation. In January 2008, JPMorgan Chase acquired an additional equity interest in Highbridge Capital Management, LLC. As a result, the Company owns 77.5% of Highbridge as of January 31, 2008. On May 30, 2008, the Company acquired The Bear Stearns Companies Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-05805

     o Southwest Airlines Co. (Southwest) is a passenger airline that provides scheduled air transportation in the United States. As of December 31, 2007, the Company operated 520 Boeing 737 aircraft and provided service to 64 cities in 32 states throughout the United States. The Company focuses principally on point-to-point service, rather than hub-and-spoke service. As of December 31, 2007, Southwest served 411 non-stop city pairs. Approximately 78% of the Company's customers fly non stop. Southwest predominantly serves short-haul routes with high frequencies. It complements this service with more medium to long-haul routes, including transcontinental service.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07259

     o The Mosaic Company (Mosaic) is a producer of phosphate and potash crop nutrients for the agricultural industry. The Company operates its business through three business segments: phosphates, potash and offshore. The Phosphates segment produce phosphate fertilizer and feed phosphate which are used in crop nutrients and animal feed ingredients, respectively. The principal inputs used in crop nutrients production are phosphate rock, sulfur and ammonia. The Potash segment mines ad processes potash in Canada and the United States and sells potash in North America and internationally. The Offshore segment produces and markets fertilizer products and provides other ancillary services to wholesalers, cooperatives, independent retailers, and farmers in South America and the Asia-Pacific regions. As of May 31, 2008, Cargill, Incorporated owned approximately 64.4% of the Company's interest. As of May 31, 2008, the Company had a 50% interest in Saskferco Products Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32327

     o Microsoft Corporation develops, manufactures, licenses and supports a range of software products for computing devices. The Company's software products include operating systems for servers, personal computers and intelligent devices, server applications for distributed computing environments, information worker productivity applications, business solution applications, high-performance computing applications and software development tools and video games. It provides consulting and product support services, and trains and certifies computer system integrators and developers. Microsoft Corporation sells the Xbox 360 video game console and games, the Zune digital music and entertainment device, PC games, and peripherals. The Company has five segments: Client, Server and Tools, the Online Services Business, the Microsoft Business Division, and the Entertainment and Devices Division.In June 2008, the Company acquired Navic Networks. In April 2008, it acquired Danger, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-14278

     o Noble Corporation (Noble) is engaged in contract drilling services worldwide. It performs contract drilling services with its fleet of 62 offshore drilling units located worldwide. This fleet consists of 13 semi-submersibles, three drillships, 43 jackups and three submersibles. The fleet count includes two F&G JU-2000E jackups and three deepwater dynamically positioned semisubmersibles under construction. As of December 31, 2007, approximately 85% of its fleet was deployed internationally. Its other operations include labor contract drilling services, and through November 2007, engineering and consulting services. Its operations are conducted principally in the Middle East, India, United States, Gulf of Mexico, Mexico, the North Sea, Brazil, West Africa and Canada. During the year ended December 31, 2007, Noble completed the rationalization of its technology services division with the sale of the rotary steerable system assets of its Noble Downhole Technology Ltd. subsidiary.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-31306

     o Petroleo Brasileiro SA - Petrobras (Petrobras) is a Brazil-based holding company is engaged in the exploration, exploitation and production of oil from reservoir wells, shale and other rocks, and in the refining, processing, trade and transport of oil and oil products, natural gas and other fluid hydrocarbons, in addition to other energy related activities. Petrobras has 109 production platforms and 15 refineries. It operates 31,089 kilometers of pipelines. The Company has various subsidiaries: Petrobras Distribuidora SA - BR, which is involved in the distribution and commercialization of oil products and natural gas, and Petrobras Netherlands BV - PNBV, which is active in the purchase, sale and rent of equipment and platforms for the production of oil and gas. Petrobras operates in Brazil, Argentina, Mexico, Portugal, the United States, Peru and Turkey, among others.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-15106

     o Research In Motion Limited (RIM) is a designer, manufacturer and marketer of wireless solutions for the worldwide mobile communications market. Through the development of integrated hardware, software and services that support multiple wireless network standards, RIM provides platforms and solutions for seamless access to time-sensitive information including email, phone, short message service (SMS) messaging, Internet and intranet-based applications. RIM technology also enables an array of third party developers and manufacturers to enhance their products and services with wireless connectivity to data. RIM's portfolio of products, services and embedded technologies are used by organizations worldwide and include the BlackBerry wireless solution, software development tools, and other software and hardware. RIM operates offices in North America, Europe and Asia Pacific.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-29898

     o Companhia Vale do Rio Doce (Vale) is a metals and mining company. The Company is also a producer of iron ore and iron ore pellets. It also produces bauxite, alumina, aluminum, copper, coal, cobalt, precious metals, potash and other products. Vale operates logistics systems in Brazil, including railroads, maritime terminals and a port, which are integrated with its mining operations. Directly and through affiliates and joint ventures, the Company has investments in the energy and steel businesses. The Company's principal nickel mines and processing operations are carried out by its subsidiary Vale Inco Limited (Vale
          Inco), with mining operations in Canada and Indonesia. Vale operates or have interests in nickel refining facilities in the United Kingdom, Japan, Taiwan, South Korea and China. In April 2007, Vale acquired 100% of AMCI Holdings Australia Pty and formally renamed it Vale Australia Holdings (Vale Australia).

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 005-55631

     o Gibraltar Industries, Inc. engages in the manufacturing, processing and distribution of residential and commercial building products, and processed metal products for industrial applications. The Company operates two segments: building products and processed metal products. Its building products are used by homeowners and builders to provide structural and architectural enhancements for residential and commercial building projects. The Company's processed metal products comprise primarily of steel shaped to specific widths and hardened to certain tolerances as required by its customers. The Company serves customers in a range of industries in all 50 states, Canada, Mexico, Europe, Asia, and central and South America. It operates 81 facilities in 27 states, Canada, England, Germany, Poland and China. On August 31, 2007, the Company acquired Florence Corporation a manufacturer of storage solutions, including mail and package delivery products.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-22462

     o Suncor Energy Inc. (Suncor) is an integrated energy company. The Company focuses on developing Canada's Athabasca oil sands. In addition, the Company explores for, acquires, develops, produces and markets crude oil and natural gas, transports and refines crude oil and market petroleum and petrochemical products. It also market third party petroleum products. It also carries on energy trading activities focused on buying and selling futures contracts and other derivative instruments based on the commodities it produces. The Company has four principal subsidiaries and partnerships. It has three principal operating businesses: Oil Sands business, Natural Gas business, and Refining and Marketing.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12384

     o Target Corporation (Target) operates general merchandise and food discount stores in the United States, which include Target and SuperTarget stores. The Company offers both everyday essentials and fashionable differentiated merchandise. Target's credit card operations represent an integral component of its core retail business. The Company also operates a fully integrated online business, Target.com. It operates Target general merchandise stores with a range of general merchandise and a limited assortment of food items, as well as SuperTarget stores with a line of food and general merchandise items. Target.com offers a range of general merchandise, including many items found in its stores and a complementary assortment, such as extended sizes and colors, sold only online. As of February 2, 2008, the Company had 1,591 retail stores. As of May 3, 2008, Target opened 26 new stores, including 14 general merchandise stores and eight SuperTarget stores.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06049

     o Wells Fargo & Company is a financial holding company and a bank holding company. It is a diversified financial services company. It provides retail, commercial and corporate banking services through banking stores located in 23 states: Alaska, Arizona, California, Colorado, Idaho, Illinois, Indiana, Iowa, Michigan, Minnesota, Montana, Nebraska, Nevada, New Mexico, North Dakota, Ohio, Oregon, South Dakota, Texas, Utah, Washington, Wisconsin and Wyoming. It provides other financial services through subsidiaries engaged in various businesses, principally wholesale banking, mortgage banking, consumer finance, equipment leasing, agricultural finance, commercial finance, securities brokerage and investment banking, insurance agency and brokerage services, computer and data processing services, trust services, investment advisory services and venture capital investment. It operates in three segments: Community Banking, Wholesale Banking and Wells Fargo Financial.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-02979

                             Historical Information

The graphs below set forth the historical performances of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in each table is for the four quarters of 2005, 2006 and 2007 as well as for the first and second quarters of 2008 as well as the period from July 1, 2008 through September 8, 2008. (No price provided in the table for a particular period indicates that such Reference Stock was not traded at such time.)

     We obtained the information regarding the historical performance of the Reference Stocks in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

     We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Reference Stock on the Valuation Date. We cannot give you assurance that the performance of each Reference Stock will result in any return in addition to your initial investment.

                                 Alcoa Inc (AA)
                                (Sep-98 - Sep-07)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date              Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ---------             ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               32.29                     28.01                     30.39
   04/01/2005         06/30/2005               31.8                      25.91                     26.13
   07/01/2005         09/30/2005               29.98                     23.81                     24.42
   10/01/2005         12/30/2005               29.84                     22.28                     29.57

   01/01/2006         03/31/2006               32.2                      28.39                     30.56
   04/01/2006         06/30/2006               36.96                     28.55                     32.36
   07/01/2006         09/29/2006               34                        26.6                      28.04
   10/01/2006         12/29/2006               31.33                     26.39                     30.01

   01/01/2007         03/30/2007               36.05                     28.09                     33.9
   04/01/2007         06/29/2007               42.9                      33.63                     40.53
   07/01/2007         09/28/2007               48.77                     30.25                     39.12
   10/01/2007         12/31/2007               40.7                      33.22                     36.55

   01/01/2008         03/31/2008               39.67                     26.69                     36.06
   04/01/2008         06/30/2008               44.77                     33.65                     35.62
   07/01/2008         09/08/2008               35.66                     27.12                     27.54


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Apple Inc. (AAPL)
                                (Sep-98 - Sep-07)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date              Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ---------             ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               45.44                     31.3                      41.67
   04/01/2005         06/30/2005               44.45                     33.11                     36.81
   07/01/2005         09/30/2005               54.56                     36.29                     53.61
   10/01/2005         12/30/2005               75.46                     47.87                     71.89

   01/01/2006         03/31/2006               86.4                      57.67                     62.72
   04/01/2006         06/30/2006               73.8                      55.41                     57.27
   07/01/2006         09/29/2006               77.78                     50.16                     76.98
   10/01/2006         12/29/2006               93.159                    72.6                      84.84

   01/01/2007         03/30/2007               97.8                      81.9                      92.91
   04/01/2007         06/29/2007              127.61                     89.6                     122.04
   07/01/2007         09/28/2007              155                       111.62                    153.47
   10/01/2007         12/31/2007              202.96                    150.63                    198.08

   01/01/2008         03/31/2008              200.26                    115.44                    143.5
   04/01/2008         06/30/2008              192.24                    143.61                    167.44
   07/01/2008         09/08/2008              180.91                    146.53                    157.92


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Apache Corp (APA)
                                (Sep-98 - Sep-07)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date              Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ---------             ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               65.9                      47.45                     61.23
   04/01/2005         06/30/2005               67.99                     51.52                     64.6
   07/01/2005         09/30/2005               78.15                     64.85                     75.22
   10/01/2005         12/30/2005               75.95                     59.36                     68.52

   01/01/2006         03/31/2006               76.248                    63.17                     65.51
   04/01/2006         06/30/2006               75.66                     56.5                      68.25
   07/01/2006         09/29/2006               72.4                      59.18                     63.2
   10/01/2006         12/29/2006               70.5                      59.99                     66.51

   01/01/2007         03/30/2007               73.44                     63.01                     70.7
   04/01/2007         06/29/2007               87.82                     70.53                     81.59
   07/01/2007         09/28/2007               91.25                     72.61                     90.06
   10/01/2007         12/31/2007              109.32                     87.44                    107.54

   01/01/2008         03/31/2008              122.34                     84.52                    120.82
   04/01/2008         06/30/2008              149.23                    117.65                    139
   07/01/2008         09/08/2008              145                       100.44                    109.77


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            American Express Co (AXP)
                                (Sep-98 - Sep-07)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date              Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ---------             ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               50.7965                   43.7762                   44.9666
   04/01/2005         06/30/2005               48.7569                   43.3385                   46.5948
   07/01/2005         09/30/2005               52.0832                   45.7807                   50.28
   10/01/2005         12/30/2005               53.06                     46.59                     51.46

   01/01/2006         03/31/2006               55                        51.05                     52.55
   04/01/2006         06/30/2006               54.91                     50.92                     53.22
   07/01/2006         09/29/2006               56.19                     49.73                     56.08
   10/01/2006         12/29/2006               62.5                      55                        60.67

   01/01/2007         03/30/2007               61.9                      53.91                     56.4
   04/01/2007         06/29/2007               65.24                     55.34                     61.18
   07/01/2007         09/28/2007               65.89                     55.5                      59.37
   10/01/2007         12/31/2007               63.63                     50.37                     52.02

   01/01/2008         03/31/2008               52.32                     39.5                      43.72
   04/01/2008         06/30/2008               52.63                     37.61                     37.67
   07/01/2008         09/08/2008               42.5                      35.1                      40.52


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Boeing Co (BA)
                                (Sep-98 - Sep-07)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date              Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ---------             ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               58.94                     49.52                     58.46
   04/01/2005         06/30/2005               66.85                     56.22                     66
   07/01/2005         09/30/2005               68.38                     62.01                     67.95
   10/01/2005         12/30/2005               72.4                      63.7                      70.24

   01/01/2006         03/31/2006               79.5                      65.9                      77.93
   04/01/2006         06/30/2006               89.58                     76.4                      81.91
   07/01/2006         09/29/2006               84.06                     72.13                     78.85
   10/01/2006         12/29/2006               92.05                     77.77                     88.84

   01/01/2007         03/30/2007               92.24                     84.6                      88.91
   04/01/2007         06/29/2007              101.45                     88.08                     96.16
   07/01/2007         09/28/2007              107.83                     90.08                    104.99
   10/01/2007         12/31/2007              107.15                     85.55                     87.46

   01/01/2008         03/31/2008               87.8399                   71.585                    74.37
   04/01/2008         06/30/2008               88.29                     65.55                     65.72
   07/01/2008         09/08/2008               69.5                      60.77                     63.91


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Bank of America Corp (BAC)
                                (Sep-98 - Sep-07)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date              Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ---------             ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               47.2                      43.4                      44.1
   04/01/2005         06/30/2005               47.44                     43.47                     45.61
   07/01/2005         09/30/2005               46.05                     41.13                     42.1
   10/01/2005         12/30/2005               47.25                     41.38                     46.15

   01/01/2006         03/31/2006               47.24                     42.75                     45.54
   04/01/2006         06/30/2006               50.5                      45.26                     48.1
   07/01/2006         09/29/2006               54                        47.59                     53.57
   10/01/2006         12/29/2006               55.08                     51.32                     53.39

   01/01/2007         03/30/2007               54.21                     48.36                     51.02
   04/01/2007         06/29/2007               52.2                      48.55                     48.89
   07/01/2007         09/28/2007               52.78                     46.52                     50.27
   10/01/2007         12/31/2007               52.96                     40.61                     41.26

   01/01/2008         03/31/2008               45.08                     33.12                     37.91
   04/01/2008         06/30/2008               41.8641                   22.44                     23.87
   07/01/2008         09/08/2008               35.7                      18.44                     34.73


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Peabody Energy Corp (BTU)
                                (May-01 - May-08)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date              Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ---------             ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               23.8459                   17.2009                   21.7019
   04/01/2005         06/30/2005               26.4252                   18.4204                   24.3608
   07/01/2005         09/30/2005               40.2814                   24.3467                   39.4856
   10/01/2005         12/30/2005               40.7027                   32.9695                   38.5822

   01/01/2006         03/31/2006               49.185                    38.6056                   47.1955
   04/01/2006         06/30/2006               71.4252                   43.8251                   52.195
   07/01/2006         09/29/2006               56.0804                   30.8395                   34.4347
   10/01/2006         12/29/2006               45.4916                   31.8787                   37.8332

   01/01/2007         03/30/2007               41.756                    33.8916                   37.674
   04/01/2007         06/29/2007               52.2044                   37.4119                   45.295
   07/01/2007         09/28/2007               47.7385                   35.9701                   44.8175
   10/01/2007         12/31/2007               62.55                     44.4898                   61.64

   01/01/2008         03/31/2008               63.97                     42.05                     51
   04/01/2008         06/30/2008               88.69                     49.38                     88.05
   07/01/2008         09/08/2008               88.39                     48.55                     49.92


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Caterpillar Inc (CAT)
                                (Sep-98 - Sep-07)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date              Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ---------             ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               49.98                     43.2                      45.72
   04/01/2005         06/30/2005               51.49                     41.305                    47.655
   07/01/2005         09/30/2005               59.88                     47.425                    58.75
   10/01/2005         12/30/2005               59.84                     48.25                     57.77

   01/01/2006         03/31/2006               77.21                     57.05                     71.81
   04/01/2006         06/30/2006               82.03                     64.41                     74.48
   07/01/2006         09/29/2006               75.43                     62.09                     65.8
   10/01/2006         12/29/2006               70.92                     58.82                     61.33

   01/01/2007         03/30/2007               68.43                     57.98                     67.03
   04/01/2007         06/29/2007               82.89                     65.86                     78.3
   07/01/2007         09/28/2007               87                        70.59                     78.43
   10/01/2007         12/31/2007               82.74                     67                        72.56

   01/01/2008         03/31/2008               78.63                     59.6                      78.29
   04/01/2008         06/30/2008               85.96                     72.56                     73.82
   07/01/2008         09/08/2008               75.87                     62.92                     64.58


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          Chesapeake Energy Corp (CHK)
                                (Sep-98 - Sep-07)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date              Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ---------             ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               23.65                     15.06                     21.94
   04/01/2005         06/30/2005               24                        17.74                     22.8
   07/01/2005         09/30/2005               38.98                     22.9                      38.25
   10/01/2005         12/30/2005               40.2                      26.59                     31.73

   01/01/2006         03/31/2006               35.57                     27.75                     31.41
   04/01/2006         06/30/2006               33.79                     26.81                     30.25
   07/01/2006         09/29/2006               33.76                     28.06                     28.98
   10/01/2006         12/29/2006               34.27                     27.9                      29.05

   01/01/2007         03/30/2007               31.83                     27.27                     30.88
   04/01/2007         06/29/2007               37.75                     30.88                     34.6
   07/01/2007         09/28/2007               37.55                     31.38                     35.26
   10/01/2007         12/31/2007               41.19                     34.9                      39.2

   01/01/2008         03/31/2008               49.87                     34.42                     46.15
   04/01/2008         06/30/2008               68.1                      45.25                     65.96
   07/01/2008         09/08/2008               74                        42.2                      42.72


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                      Diamond Offshore Drilling, Inc. (DO)
                                (Sep-98 - Sep-07)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date              Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ---------             ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               52.42                     37.91                     49.9
   04/01/2005         06/30/2005               57.45                     39.66                     53.43
   07/01/2005         09/30/2005               62.55                     51.24                     61.25
   10/01/2005         12/30/2005               71.97                     50.6215                   69.56

   01/01/2006         03/31/2006               91.29                     70.05                     89.5
   04/01/2006         06/30/2006               97.9                      72.14                     83.93
   07/01/2006         09/29/2006               86.16                     66.63                     72.37
   10/01/2006         12/29/2006               85.02                     62.26                     79.94

   01/01/2007         03/30/2007               87.9                      73.5                      80.95
   04/01/2007         06/29/2007              107.29                     80.63                    101.56
   07/01/2007         09/28/2007              115.75                     86.06                    113.29
   10/01/2007         12/31/2007              149.3                     103.36                    142

   01/01/2008         03/31/2008              142.37                    102.89                    116.4
   04/01/2008         06/30/2008              147.77                    113.29                    139.14
   07/01/2008         09/08/2008              143.31                    101.23                    104.02


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Evergreen Solar Inc (ESLR)
                                (Nov-00 - Nov-07)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date              Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ---------             ----                   ---                       ---                       ---
   01/01/2005         03/31/2005                7.6                       4                         7.07
   04/01/2005         06/30/2005                8.23                      4.68                      6.43
   07/01/2005         09/30/2005                9.54                      5.73                      9.33
   10/01/2005         12/30/2005               12.84                      7.74                     10.65

   01/01/2006         03/31/2006               17.5                      10.77                     15.4
   04/01/2006         06/30/2006               16.25                      10                       12.98
   07/01/2006         09/29/2006               13.5                       7.9                       8.3
   10/01/2006         12/29/2006                9.8                       7.27                      7.57

   01/01/2007         03/30/2007               10.98                      6.97                      9.75
   04/01/2007         06/29/2007               13.21                      8.11                      9.3
   07/01/2007         09/28/2007               10.49                      7.95                      8.93
   10/01/2007         12/31/2007               18.85                      8.95                     17.27

   01/01/2008         03/31/2008               18.6156                    7.52                      9.27
   04/01/2008         06/30/2008               12.64                      8.08                      9.69
   07/01/2008         09/08/2008               10.63                      7.41                      7.62


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             First Solar Inc (FSLR)
                                 (Nov-06 Nov-07)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date              Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ---------             ----                   ---                       ---                       ---
   10/01/2006         12/29/2006               30                        20                        29.84

   01/01/2007         03/30/2007               59.88                     27.54                     52.01
   04/01/2007         06/29/2007               91.1                      52.08                     89.29
   07/01/2007         09/28/2007              123.21                     74.77                    117.7399
   10/01/2007         12/31/2007              283                       119.91                    267.14

   01/01/2008         03/31/2008              272.7899                  143.3101                  231.14
   04/01/2008         06/30/2008              317                       232.2                     272.82
   07/01/2008         09/08/2008              301.3                     214.31                    222.68


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Goldcorp Inc (GG)
                                (Sep-98 - Sep-07)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date              Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ---------             ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               15.51                     12.85                     14.21
   04/01/2005         06/30/2005               16.1                      12.04                     15.78
   07/01/2005         09/30/2005               21.06                     15.01                     20.04
   10/01/2005         12/30/2005               22.78                     17.49                     22.28

   01/01/2006         03/31/2006               30.44                     22.28                     29.25
   04/01/2006         06/30/2006               41.66                     24.07                     30.22
   07/01/2006         09/29/2006               31.59                     21.63                     23.6
   10/01/2006         12/29/2006               31.47                     20.35                     28.44

   01/01/2007         03/30/2007               29.49                     23.01                     24.02
   04/01/2007         06/29/2007               26.93                     22.36                     23.69
   07/01/2007         09/28/2007               30.99                     21                        30.56
   10/01/2007         12/31/2007               38.11                     29.25                     33.93

   01/01/2008         03/31/2008               46.3                      31.86                     38.75
   04/01/2008         06/30/2008               47.75                     33.83                     46.17
   07/01/2008         09/08/2008               52.65                     27.5                      27.59


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            General Motors Corp (GM)
                                (Sep-98 - Sep-07)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date              Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ---------             ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               40.8                      27.98                     29.39
   04/01/2005         06/30/2005               36.65                     24.67                     34
   07/01/2005         09/30/2005               37.7                      30.21                     30.61
   10/01/2005         12/30/2005               31.5                      18.33                     19.42

   01/01/2006         03/31/2006               24.6                      18.47                     21.27
   04/01/2006         06/30/2006               30.56                     19                        29.79
   07/01/2006         09/29/2006               33.64                     27.12                     33.26
   10/01/2006         12/29/2006               36.56                     28.49                     30.72

   01/01/2007         03/30/2007               37.24                     28.81                     30.64
   04/01/2007         06/29/2007               38.66                     28.86                     37.8
   07/01/2007         09/28/2007               38.27                     29.1                      36.7
   10/01/2007         12/31/2007               43.2                      24.5                      24.89

   01/01/2008         03/31/2008               29.28                     17.47                     19.05
   04/01/2008         06/30/2008               24.24                     10.57                     11.5
   07/01/2008         09/08/2008               16.345                     8.81                     10.83


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Garmin Ltd (GRMN)
                                (Dec-00 - Dec-07)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date              Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ---------             ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               30.72                     21.769                    23.16
   04/01/2005         06/30/2005               23.635                    19.52                     21.375
   07/01/2005         09/30/2005               34.04                     21.455                    33.915
   10/01/2005         12/30/2005               35.34                     26.985                    33.175

   01/01/2006         03/31/2006               42.3875                   29.75                     39.715
   04/01/2006         06/30/2006               54.75                     39.965                    52.72
   07/01/2006         09/29/2006               54.1                      41.2                      48.78
   10/01/2006         12/29/2006               56.89                     44.53                     55.66

   01/01/2007         03/30/2007               59.3                      48.46                     54.15
   04/01/2007         06/29/2007               75.66                     52.18                     73.97
   07/01/2007         09/28/2007              122.78                     73.58                    119.4
   10/01/2007         12/31/2007              125.68                     80.54                     97

   01/01/2008         03/31/2008               95.58                     52.76                     54.01
   04/01/2008         06/30/2008               56.94                     39.75                     42.84
   07/01/2008         09/08/2008               49.89                     30.73                     32.18


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                       The Goldman Sachs Group, Inc. (GS)
                                (May-99 - May-08)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date              Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ---------             ----                   ---                       ---                       ---
   01/01/2005         03/31/2005              113.93                    101.79                    109.99
   04/01/2005         06/30/2005              114.25                     94.75                    102.02
   07/01/2005         09/30/2005              121.7                     102.02                    121.58
   10/01/2005         12/30/2005              134.99                    110.23                    127.71

   01/01/2006         03/31/2006              159.63                    124.23                    156.96
   04/01/2006         06/30/2006              169.31                    136.79                    150.43
   07/01/2006         09/29/2006              171.15                    138.97                    169.17
   10/01/2006         12/29/2006              206.7                     168.51                    199.35

   01/01/2007         03/30/2007              222.75                    189.85                    206.63
   04/01/2007         06/29/2007              233.97                    203.29                    216.75
   07/01/2007         09/28/2007              225.77                    157.38                    216.74
   10/01/2007         12/31/2007              250.7                     196.9                     215.05

   01/01/2008         03/31/2008              215.05                    140.27                    165.39
   04/01/2008         06/30/2008              203.39                    161.21                    174.9
   07/01/2008         09/08/2008              190.04                    152.25                    169.73


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Halliburton Co (HAL)
                                (Sep-98 - Sep-07)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date              Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ---------             ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               22.645                    18.59                     21.625
   04/01/2005         06/30/2005               24.695                    19.825                    23.91
   07/01/2005         09/30/2005               34.89                     22.88                     34.26
   10/01/2005         12/30/2005               34.685                    27.35                     30.98

   01/01/2006         03/31/2006               41.195                    31.35                     36.51
   04/01/2006         06/30/2006               41.985                    33.925                    37.105
   07/01/2006         09/29/2006               37.93                     27.35                     28.45
   10/01/2006         12/29/2006               34.3                      26.33                     31.05

   01/01/2007         03/30/2007               32.72                     27.65                     31.74
   04/01/2007         06/29/2007               37.2                      30.99                     34.5
   07/01/2007         09/28/2007               39.17                     30.81                     38.4
   10/01/2007         12/31/2007               41.95                     34.42                     37.91

   01/01/2008         03/31/2008               39.98                     30                        39.33
   04/01/2008         06/30/2008               53.97                     38.56                     53.07
   07/01/2008         09/08/2008               55.38                     37.35                     37.91


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Huntsman Corp (HUN)
                                (Feb-05 - Feb-08)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date              Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ---------             ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               30                        22                        23.32
   04/01/2005         06/30/2005               23.78                     18.15                     20.27
   07/01/2005         09/30/2005               24.44                     16.5                      19.55
   10/01/2005         12/30/2005               20.5                      17.03                     17.22

   01/01/2006         03/31/2006               23.689                    16.99                     19.3
   04/01/2006         06/30/2006               19.98                     16.3                      17.32
   07/01/2006         09/29/2006               18.86                     15.62                     18.2
   10/01/2006         12/29/2006               19.24                     16.72                     18.97

   01/01/2007         03/30/2007               21.92                     18.74                     19.09
   04/01/2007         06/29/2007               24.39                     18.39                     24.31
   07/01/2007         09/28/2007               28.4                      22.24                     26.49
   10/01/2007         12/31/2007               28.26                     23.6                      25.7

   01/01/2008         03/31/2008               25.71                     22.34                     23.55
   04/01/2008         06/30/2008               23.95                      9.76                     11.4
   07/01/2008         09/08/2008               14.7                       9.9                      11.14


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Intel Corp (INTC)
                                (Sep-98 - Sep-07)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date              Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ---------             ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               25.47                     21.89                     23.23
   04/01/2005         06/30/2005               28                        21.94                     26.02
   07/01/2005         09/30/2005               28.84                     23.8                      24.65
   10/01/2005         12/30/2005               27.4901                   22.53                     24.96

   01/01/2006         03/31/2006               26.63                     19.31                     19.46
   04/01/2006         06/30/2006               20.27                     16.75                     19
   07/01/2006         09/29/2006               20.95                     16.84                     20.57
   10/01/2006         12/29/2006               22.5                      20.03                     20.25

   01/01/2007         03/30/2007               22.3                      18.75                     19.13
   04/01/2007         06/29/2007               24.45                     19.03                     23.7399
   07/01/2007         09/28/2007               26.52                     22.09                     25.86
   10/01/2007         12/31/2007               27.99                     24.32                     26.66

   01/01/2008         03/31/2008               26.34                     18.05                     21.18
   04/01/2008         06/30/2008               25.29                     20.5                      21.48
   07/01/2008         09/08/2008               24.75                     19.71                     20.97


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            JPMorgan Chase & Co (JPM)
                                (Sep-98 - Sep-07)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date              Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ---------             ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               39.69                     34.32                     34.6
   04/01/2005         06/30/2005               36.5                      33.35                     35.32
   07/01/2005         09/30/2005               35.95                     33.31                     33.93
   10/01/2005         12/30/2005               40.56                     32.92                     39.69

   01/01/2006         03/31/2006               42.43                     37.88                     41.64
   04/01/2006         06/30/2006               46.8                      39.33                     42
   07/01/2006         09/29/2006               47.49                     40.4                      46.96
   10/01/2006         12/29/2006               49                        45.51                     48.3

   01/01/2007         03/30/2007               51.95                     45.91                     48.38
   04/01/2007         06/29/2007               53.25                     47.7                      48.45
   07/01/2007         09/28/2007               50.48                     42.16                     45.82
   10/01/2007         12/31/2007               48.02                     40.15                     43.65

   01/01/2008         03/31/2008               49.29                     36.01                     42.95
   04/01/2008         06/30/2008               49.95                     33.96                     34.31
   07/01/2008         09/08/2008               43.66                     29.24                     41.55


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Southwest Airlines Co (LUV)
                                (Sep-98 - Sep-07)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date              Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ---------             ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               16.45                     13.6                      14.24
   04/01/2005         06/30/2005               15.5                      13.56                     13.93
   07/01/2005         09/30/2005               14.85                     13.05                     14.85
   10/01/2005         12/30/2005               16.95                     14.54                     16.43

   01/01/2006         03/31/2006               18.1                      15.51                     17.99
   04/01/2006         06/30/2006               18.2                      15.1                      16.37
   07/01/2006         09/29/2006               18.2                      15.66                     16.66
   10/01/2006         12/29/2006               17.03                     14.61                     15.32

   01/01/2007         03/30/2007               16.58                     14.5                      14.7
   04/01/2007         06/29/2007               15.9                      14.03                     14.91
   07/01/2007         09/28/2007               16.96                     14.21                     14.8
   10/01/2007         12/31/2007               15.06                     12.12                     12.2

   01/01/2008         03/31/2008               13.1                      11.02                     12.4
   04/01/2008         06/30/2008               14.89                     11.75                     13.04
   07/01/2008         09/08/2008               16.49                     12.68                     15.81


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            The Mosaic Company (MOS)
                                (Oct-04 - Oct-07)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date              Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ---------             ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               17.42                     14.59                     17.06
   04/01/2005         06/30/2005               17.16                     12.36                     15.56
   07/01/2005         09/30/2005               17.99                     15.11                     16.02
   10/01/2005         12/30/2005               15.62                     12.5                      14.63

   01/01/2006         03/31/2006               17.14                     13.78                     14.35
   04/01/2006         06/30/2006               17.28                     13.31                     15.65
   07/01/2006         09/29/2006               17.13                     14.03                     16.9
   10/01/2006         12/29/2006               23.54                     16.2                      21.36

   01/01/2007         03/30/2007               28.84                     19.49                     26.66
   04/01/2007         06/29/2007               41                        26.44                     39.02
   07/01/2007         09/28/2007               54.83                     32.5                      53.52
   10/01/2007         12/31/2007               97.6                      48.72                     94.34

   01/01/2008         03/31/2008              119.78                     71                       102.6
   04/01/2008         06/30/2008              163.25                     95                       144.7
   07/01/2008         09/08/2008              146.92                     85.85                     87.39


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Microsoft Corp (MSFT)
                                (Sep-98 - Sep-07)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date              Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ---------             ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               27.1                      23.82                     24.17
   04/01/2005         06/30/2005               26.09                     23.94                     24.84
   07/01/2005         09/30/2005               27.94                     24.5                      25.73
   10/01/2005         12/30/2005               28.25                     24.25                     26.15

   01/01/2006         03/31/2006               28.38                     26.1                      27.21
   04/01/2006         06/30/2006               27.941                    21.4599                   23.3
   07/01/2006         09/29/2006               27.52                     22.23                     27.35
   10/01/2006         12/29/2006               30.26                     27.15                     29.86

   01/01/2007         03/30/2007               31.48                     26.6                      27.87
   04/01/2007         06/29/2007               31.16                     27.56                     29.47
   07/01/2007         09/28/2007               31.84                     27.51                     29.46
   10/01/2007         12/31/2007               37.5                      29.29                     35.6

   01/01/2008         03/31/2008               35.96                     26.87                     28.38
   04/01/2008         06/30/2008               32.1                      27.11                     27.51
   07/01/2008         09/08/2008               28.5                      24.87                     26.12


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Noble Corp (NE)
                                (Sep-98 - Sep-07)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date              Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ---------             ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               29.545                    23.52                     28.105
   04/01/2005         06/30/2005               32.3                      24.405                    30.755
   07/01/2005         09/30/2005               36.36                     29.93                     34.23
   10/01/2005         12/30/2005               37.815                    28.57                     35.27

   01/01/2006         03/31/2006               42.48                     34.505                    40.55
   04/01/2006         06/30/2006               43.08                     31.225                    37.21
   07/01/2006         09/29/2006               38.63                     30.455                    32.09
   10/01/2006         12/29/2006               41.155                    29.255                    38.075

   01/01/2007         03/30/2007               40.775                    33.805                    39.34
   04/01/2007         06/29/2007               49.52                     39.185                    48.76
   07/01/2007         09/28/2007               54.285                    43.475                    49.05
   10/01/2007         12/31/2007               57.64                     46.21                     56.51

   01/01/2008         03/31/2008               58.09                     40.4                      49.67
   04/01/2008         06/30/2008               68.99                     48.5                      64.96
   07/01/2008         09/08/2008               67.12                     43.16                     43.52


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         Petroleo Brasileiro S.A. (PBR)
                                (Aug-00 - Aug-08)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date              Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ---------             ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               12.55                      9.3025                   11.045
   04/01/2005         06/30/2005               13.3175                   10.04                     13.0325
   07/01/2005         09/30/2005               18.55                     12.3375                   17.8725
   10/01/2005         12/30/2005               18.4868                   14.5075                   17.8175

   01/01/2006         03/31/2006               23.7425                   18.165                    21.6675
   04/01/2006         06/30/2006               26.8625                   17.25                     22.3275
   07/01/2006         09/29/2006               24.0925                   18.445                    20.9575
   10/01/2006         12/29/2006               25.7475                   19.3125                   25.7475

   01/01/2007         03/30/2007               25.955                    20.69                     24.8775
   04/01/2007         06/29/2007               31.1825                   24.63                     30.3175
   07/01/2007         09/28/2007               38.56                     24.375                    37.75
   10/01/2007         12/31/2007               59.58                     36.425                    57.62

   01/01/2008         03/31/2008               62.74                     44.345                    51.055
   04/01/2008         06/30/2008               77.61                     50.465                    70.83
   07/01/2008         09/08/2008               71.77                     42.62                     43.19


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          Research In Motion Ltd (RIMM)
                                (Feb-99 - Feb-08)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date              Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ---------             ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               27.88                     20.0933                   25.4733
   04/01/2005         06/30/2005               28.1833                   20.6233                   24.5967
   07/01/2005         09/30/2005               27.4967                   22.3733                   22.7667
   10/01/2005         12/30/2005               23.15                     17                        22.0033

   01/01/2006         03/31/2006               30.1767                   20.95                     28.2933
   04/01/2006         06/30/2006               29.37                     20.3433                   23.2567
   07/01/2006         09/29/2006               34.8333                   20.7067                   34.2167
   10/01/2006         12/29/2006               47.5533                   32.9167                   42.5933

   01/01/2007         03/30/2007               49.0167                   39.9167                   45.4967
   04/01/2007         06/29/2007               66.86                     42.9333                   66.6633
   07/01/2007         09/28/2007              100.98                     61.54                     98.55
   10/01/2007         12/31/2007              137.01                     95.02                    113.4

   01/01/2008         03/31/2008              118.35                     80.2                     112.23
   04/01/2008         06/30/2008              148.13                    111.9                     116.9
   07/01/2008         09/08/2008              135                        97.72                    102.67


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Companhia Vale do Rio Doce (RIO)
                                (Mar-02 - Mar-08)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date              Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ---------             ----                   ---                       ---                       ---
   01/01/2005         03/31/2005                9.1525                    6.3575                    7.9025
   04/01/2005         06/30/2005                8.25                      6.255                     7.32
   07/01/2005         09/30/2005               11.23                      7.275                    10.965
   10/01/2005         12/30/2005               11.4875                    9.1738                   10.285

   01/01/2006         03/31/2006               12.8975                   10.395                    12.1325
   04/01/2006         06/30/2006               14.55                      9.815                    12.02
   07/01/2006         09/29/2006               12.27                      9.58                     10.78
   10/01/2006         12/29/2006               15.23                     10.34                     14.87

   01/01/2007         03/30/2007               19.025                    13.53                     18.495
   04/01/2007         06/29/2007               23.855                    18.435                    22.275
   07/01/2007         09/28/2007               34.61                     17                        33.93
   10/01/2007         12/31/2007               38.32                     29.9                      32.67

   01/01/2008         03/31/2008               37.54                     24                        34.64
   04/01/2008         06/30/2008               44.15                     34                        35.82
   07/01/2008         09/08/2008               35.01                     22.23                     22.73


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         Gibraltar Industries Inc (ROCK)
                                (Sep-98 - Sep-07)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date              Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ---------             ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               26.7                      20.91                     21.94
   04/01/2005         06/30/2005               22.23                     18.1                      18.46
   07/01/2005         09/30/2005               24.96                     18.52                     22.87
   10/01/2005         12/30/2005               23.75                     18.3                      22.94

   01/01/2006         03/31/2006               29.83                     22.91                     29.46
   04/01/2006         06/30/2006               32.72                     22.91                     29
   07/01/2006         09/29/2006               29.48                     22.12                     22.18
   10/01/2006         12/29/2006               25.48                     20.77                     23.51

   01/01/2007         03/30/2007               25.59                     20.85                     22.62
   04/01/2007         06/29/2007               23.96                     20.6                      22.15
   07/01/2007         09/28/2007               23.44                     17.63                     18.5
   10/01/2007         12/31/2007               20.01                     13.01                     15.42

   01/01/2008         03/31/2008               15.53                      9.59                     11.73
   04/01/2008         06/30/2008               17.33                     10.35                     15.97
   07/01/2008         09/08/2008               22.95                     11.82                     22.01


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Suncor Energy Inc (SU)
                                (Sep-98 - Sep-07)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date              Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ---------             ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               20.85                     15.665                    20.105
   04/01/2005         06/30/2005               24.475                    17.69                     23.66
   07/01/2005         09/30/2005               31.25                     23.7                      30.265
   10/01/2005         12/30/2005               33                        24.045                    31.565

   01/01/2006         03/31/2006               41.075                    31.78                     38.51
   04/01/2006         06/30/2006               44.94                     33.68                     40.505
   07/01/2006         09/29/2006               43.39                     31.885                    36.025
   10/01/2006         12/29/2006               41.04                     32.03                     39.455

   01/01/2007         03/30/2007               38.895                    33.89                     38.175
   04/01/2007         06/29/2007               46.76                     37.855                    44.96
   07/01/2007         09/28/2007               50.055                    41.185                    47.405
   10/01/2007         12/31/2007               58.99                     45.7                      54.365

   01/01/2008         03/31/2008               56.73                     39.67                     48.175
   04/01/2008         06/30/2008               74.275                    46.31                     58.12
   07/01/2008         09/08/2008               61.99                     46.11                     46.42


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Target Corp (TGT)
                                (Sep-98 - Sep-07)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date              Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ---------             ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               53.26                     47.75                     50.02
   04/01/2005         06/30/2005               56.24                     45.55                     54.41
   07/01/2005         09/30/2005               60                        49.89                     51.93
   10/01/2005         12/30/2005               59.29                     50.77                     54.97

   01/01/2006         03/31/2006               55.89                     51.9                      52.01
   04/01/2006         06/30/2006               55.13                     47.26                     48.87
   07/01/2006         09/29/2006               56.67                     44.7                      55.25
   10/01/2006         12/29/2006               60.34                     54.6                      57.05

   01/01/2007         03/30/2007               64.74                     56.61                     59.26
   04/01/2007         06/29/2007               65.07                     56.8                      63.6
   07/01/2007         09/28/2007               70.75                     56.06                     63.57
   10/01/2007         12/31/2007               68.5                      48.85                     50

   01/01/2008         03/31/2008               57.32                     47.01                     50.68
   04/01/2008         06/30/2008               55.72                     46.34                     46.49
   07/01/2008         09/08/2008               58                        42.32                     57.89


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Wells Fargo & Co (WFC)
                                (Sep-98 - Sep-07)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date              Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ---------             ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               31.375                    29.075                    29.9
   04/01/2005         06/30/2005               31.11                     28.885                    30.79
   07/01/2005         09/30/2005               31.435                    29                        29.285
   10/01/2005         12/30/2005               32.35                     28.81                     31.415

   01/01/2006         03/31/2006               32.755                    30.31                     31.935
   04/01/2006         06/30/2006               34.855                    31.9                      33.54
   07/01/2006         09/29/2006               36.89                     33.355                    36.18
   10/01/2006         12/29/2006               36.99                     34.9                      35.56

   01/01/2007         03/30/2007               36.64                     33.01                     34.43
   04/01/2007         06/29/2007               36.49                     33.93                     35.17
   07/01/2007         09/28/2007               37.99                     32.66                     35.62
   10/01/2007         12/31/2007               37.78                     29.29                     30.19

   01/01/2008         03/31/2008               34.56                     24.38                     29.1
   04/01/2008         06/30/2008               32.4                      23.46                     23.75
   07/01/2008         09/08/2008               33.96                     20.46                     33.56


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

     We expect that delivery of the Notes will be made against payment for the Notes on or about September 30, 2008, which is the third (3rd) business day following the Pricing Date (this settlement cycle being referred to as "T+3"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.

Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated February 28, 2008 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.


Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated February 28, 2008, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

             No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                        $




                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                            Reverse Convertible Notes



                                September _, 2008